Exhibit 99.3

OncoCyte Names Cavan Redmond Chairman of the Board of Directors

ALAMEDA, Calif., April 2, 2018 — OncoCyte Corporation (NYSE American: OCX) today announced that Cavan Redmond, a director of the Company since 2015, has been named Chairman of the Board of Directors. Alfred D. Kingsley, who has been Chairman since 2009 and was instrumental in forming OncoCyte and in taking it public in 2015, will remain a director.

Mr. Redmond’s career brings a unique combination of R&D and commercial experience in biotechnology and consumer healthcare. He has held global leadership roles in a number of prominent life sciences companies, previously serving as CEO of WebMD Health Corp., where he streamlined operations to position the company for growth. While at Pfizer he was the head of Corporate Strategy; he also served as Senior Vice President at Pfizer, Inc. and Group President, Pfizer Diversified Businesses. The Diversified Business included Animal Health, Consumer Healthcare, Capsugel and Nutrition. Prior to its acquisition by Pfizer, Mr. Redmond served as an executive of Wyeth, where he was the first EVP and General Manager Wyeth Biopharma and President of Wyeth Consumer Healthcare. His previous and current experience in oncology and immunology has been focused on bringing products through the development pipeline.

“Scientific innovation combined with talented multi-disciplinary teams creates breakthroughs in healthcare. This is especially true for companies developing the next generation of oncology technology,” commented Mr. Redmond. “Since joining OncoCyte’s Board several years ago, I have been impressed with our science and believe we can achieve one of my goals – to improve the diagnosis and treatment of cancer to increase survival rates and improve quality of life. I look forward to working with the other directors and with management to advance the development and commercialization of our pipeline of tests.”

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer. Early detection of cancer can improve health outcomes, reduce the cost of care, and improve patients’ quality of life. Liquid biopsy diagnostic tests like those OncoCyte is developing may reduce the need for costlier and riskier diagnostic procedures such as invasive biopsy and cystoscopic procedures. OncoCyte’s development pipeline is focused on non-invasive confirmatory diagnostic tests for lung, breast, and bladder cancer. OncoCyte’s tests are being developed using proprietary sets of genetic and protein molecular markers that differentially express in specific types of cancer. OncoCyte conducts ongoing research to identify additional molecular markers, acquire and license markers and related technology, and develop tests based on those markers.

Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, and maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly as such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contacts:

EVC Group LLC

Matt Haines / Michael Polyviou

917-733-9297 / 732-933-2754

mhaines@evcgroup.com / mpolyviou@evcgroup.com

Financial Media Contact:

GIBSON Communications, LLC

Tom Gibson

201-476-0322

tom@tomgibsoncommunications.com